Exhibit 15.1

Alcon Inc.
Rue Louis-d’Affry 6 CH-1701 Fribourg Switzerland

Zurich, 21 March 2019

Form 20-F Registration Statement

Dear Sir or Madam,

We have been asked to issue a legal opinion letter as special Swiss legal counsel of Alcon Inc., Rue Louis-d’Affry 6, CH-1701 Fribourg, Switzerland, Swiss business identification number CHE-234.781.164 (the “Company”), a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, with an issued share capital of 488,700,000 registered shares with a nominal value of CHF 0.04 each (the “Shares”), in connection with the registration statement on Form 20-F (File No. 001-31269) (the “Registration Statement”), including all amendments or supplements thereto, being filed with the Securities and Exchange Commission (the “Commission”) pursuant to section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the registration of all its Shares, in connection with the spin-off of the Company from Novartis AG, Lichtstr. 35, 4056 Basel, Switzerland, Swiss business identification number CHE-103.867.266, a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland (“Novartis”) by way of distribution, as a dividend in-kind, of all outstanding Shares (excluding any such Shares held as treasury shares) to Novartis shareholders and ADR holders and the listing of the Shares on the SIX Swiss Exchange Ltd and the New York Stock Exchange.

The Shares subject to the Registration Statement will be 488,700,000 Shares (the “Registered Shares”). The Shares were issued pursuant to Swiss law and the Company’s articles of incorporation as well as relevant shareholder and board resolutions. The Shares, as shares of a Swiss stock corporation, are generally governed by the laws of Switzerland.

All capitalized terms used in this legal opinion letter shall have the meaning as defined herein.

I                       Documents

In arriving at the opinions expressed in clause III below, we have exclusively reviewed and relied on the following documents, the sufficiency of which we confirm for purposes of this legal opinion letter (the documents referred to in this clause I collectively the “Documents” and any individual document thereof “Document”):

a)                  an excerpt from the commercial register of the Canton of Fribourg, Switzerland, in relation to the Company, certified by said register to be up-to-date as of 18 March 2019;

b)                  a copy of the articles of incorporation of the Company, certified by the commercial register of the Canton of Fribourg, Switzerland, as of 18 March 2019 to correspond to the latest version filed with such Commercial Register (the “Articles”);

c)                   a copy of the public deed of the resolution of the Company’s annual general meeting containing the resolution of the shareholder of the Company regarding the capital increase by cash as of 29 January 2019;

d)                  a copy of the public deed of the resolution of the board of directors of the Company containing the resolution of the board of directors of the Company regarding the capital increase by cash as of 29 January 2019;

e)                   to the extent referred to in this opinion, a PDF-copy of the Registration Statement that this opinion is filed as an exhibit to.

II                  Assumptions

In arriving at the opinions expressed in clause III below, we have assumed (without verification) cumulatively that:

a)                  the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this legal opinion letter and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this legal opinion letter;

b)                  the Documents submitted to us as (hard or electronic) copies are complete and conform to the original document;

c)                   all signatures and seals on any Document are genuine;

d)                  where a name is indicated (in print or in handwriting) next to a signature appearing on any Document, the signature has been affixed by the person whose name is indicated, and where no name is indicated (in print or in handwriting) next to a signature appearing on any Document, the relevant Documents have been duly signed by authorized signatories;

e)                   to the extent any authorizations, approvals, consents, licenses, exemptions or other requirements (collectively the “Authorizations”) had to be obtained outside Switzerland in connection with the spin-off and/or the issuance of the Shares, such Authorizations have been obtained or fulfilled in due time, and have remained or will remain in full force and effect at all times through the issuance of the Shares.

III             Opinions

Based upon the foregoing, and subject to the qualifications and reliance limitations set out in clause IV and clause V below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)                  the Company is a stock corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland, with corporate power and authority to conduct its business in accordance with its Articles;

b)                  the Registered Shares have been validly issued and are fully paid and non-assessable (i.e. no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

IV              Qualifications

The opinions given under clause III above are each subject to the following cumulative qualifications:

a)                  The opinions expressed herein are strictly limited to matters governed by the laws of Switzerland and thus to opinions on certain Swiss law matters.

b)                  The opinions expressed herein are based on and subject to the laws of Switzerland as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter, and where this legal opinion letter refers to “Swiss law” or “the laws of Switzerland”, it solely refers to Swiss law as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter. Such laws are subject to change.

c)                   We have made no investigation of the laws of any other jurisdiction (but the laws of Switzerland) as a basis for this legal opinion letter and do not express or imply any opinion thereon.

d)                  The opinions expressed herein relate only to legal matters explicitly covered by this legal opinion letter (taking into account cumulatively all assumptions and qualifications) and no opinion is given by implication or otherwise on any other matter.

e)                   In issuing this legal opinion letter, we based ourselves solely on the Documents and were not instructed to, and did not, make any further independent search or due diligence; we do not opine as to any facts or circumstances occurring or coming to our attention subsequently to the date hereof.

f)                    The assumptions and qualifications apply to all opinions expressed in this legal opinion letter.

g)                   We express no opinion herein as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

h)                  We express no opinion herein as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-corporate law matter.

i)                      As a matter of mandatory Swiss law, shareholders as well as the board of directors of a company are entitled to challenge resolutions adopted by a general shareholders’ meeting believed to violate the law or the company’s articles of association by initiating legal proceedings against such company within two months following such meeting. Therefore, notwithstanding registration of the Shares in the competent commercial register, any shareholder or the board of directors of the Company may challenge the resolutions taken by the general shareholders’ meeting of the Company on which such registration of the Shares in the competent commercial register may be based.

j)                     In this opinion, Swiss legal concepts are expressed in English terms and not in any official Swiss language; these concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

V                   Reliance

This legal opinion letter is addressed to the Company. We hereby consent to the filing of this legal opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit or imply that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933 or the rules and regulations of the Commission issued thereunder.

This legal opinion letter is furnished by us, as special Swiss legal counsel to the Company, in connection with the filing of the Registration Statement. Without our prior consent, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such filing pursuant to US securities laws.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This legal opinion letter shall be governed by and construed in accordance with the laws of Switzerland. This legal opinion letter may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the laws of Switzerland.

Yours faithfully,

Bär & Karrer AG

/s/ Dr. Urs Kägi
Dr. Urs Kägi